Exhibit 10.6

[Execution]

COPYRIGHT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

THIS AGREEMENT (“Agreement”), dated as of October 24, 2014, is by and among Lernco, Inc., a Delaware corporation (“Lernco”), New York & Company, Inc., a Delaware corporation (“NY&Co” and together with Lernco, collectively, “Debtor”), with the chief executive offices at 1105 North Market Street, Suite 1056, Wilmington, Delaware 19801, and Wells Fargo Bank, National Association, a national banking association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders and as otherwise provided therein (in such capacity, “Agent”), having an office at One Boston Place, 19th Floor, Boston, Massachusetts 02108.

W I T N E S S E T H :

WHEREAS, Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the copyrights described in Exhibit A hereto and made a part hereof; and

WHEREAS, Agent and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Debtor as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated as the date hereof, by and among Agent, Lenders, Debtor and certain affiliates of Debtor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”); and

WHEREAS, in order to induce Agent and Lenders to enter into the Loan Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations to Debtor pursuant thereto, Debtor has agreed to grant to Agent certain collateral security as set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1. Grant Of Security Interest.  As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as defined in the Loan Agreement), Debtor hereby grants to Agent (for itself and on behalf of Lenders and Bank Product Providers as such term is defined in the Loan Agreement) a continuing security interest in and a general lien upon, and a conditional assignment of, the following (being collectively referred to herein as the “Collateral”): (a) all of Debtor’s now existing or hereafter acquired right, title, and interest in and to all of Debtor’s copyrights and all applications for registration, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office or in any similar office or agency of the United States of America, any State thereof, any political subdivision thereof or in any other country, including, without limitation, the copyrights, and applications described in Exhibit A hereto, together with all rights and privileges arising under applicable law with respect to Debtor’s use of any copyrights and all reissues, divisions, continuations and renewals thereof (all of the foregoing being collectively referred to herein as the “Copyrights”); (b) all present and future license and distribution agreements (subject to the rights of the licensors therein) pertaining to the Copyrights, (c) all income, fees, royalties and other payments at any time due or payable with respect thereto, including, without limitation, payments under all licenses at any time entered into in connection therewith; (d) the right to sue for past, present and future infringements thereof; (e) all rights corresponding thereto throughout the world; and (f) any and all other proceeds of any of the foregoing, including, without limitation, all damages and payments or claims by Debtor against third parties for past or future infringement of the Copyrights.  Notwithstanding anything to the contrary contained in this Section 1, the Collateral shall not include any rights or interest in any contract, license or license agreement covering personal property of Debtor, so long as under the terms of such contract, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to Agent, for itself and the benefit of Lenders and Bank Product Providers, is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, license or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under the Uniform Commercial Code or other applicable law or (ii) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of such Debtor in or to monies due or to become due under any such contract, license or license agreement.

2. Obligations Secured. The security interest, lien and other interests granted to Agent, for itself and the benefit of Lenders and Bank Product Providers, pursuant to this Agreement shall secure the prompt performance, observance and payment in full of any and all of the Obligations.

3. Representations, Warranties And Covenants.  Debtor hereby represents, warrants and covenants with and to Agent and Lenders the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

(a) Debtor shall pay and perform all of the Obligations according to their terms.

(b) All of the existing Copyrights are valid and subsisting in full force and effect, and Debtor owns the sole, full and clear title thereto, and the right and power to grant the security interest and conditional assignment granted hereunder.  Debtor shall, at Debtor’s expense, perform all acts and execute all documents necessary to maintain the existence of registered Copyrights including, without limitation, the filing of any renewal affidavits and applications.  The Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests or encumbrances of any nature whatsoever, except: (i) the security interests granted hereunder and pursuant to the Loan Agreement, (ii) the security interests permitted under the Loan Agreement, and (iii) the licenses permitted under Section 3(e) below.

(c) Debtor shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to the Collateral, or otherwise dispose of any of the Collateral, in each case without the prior written consent of Agent, except as otherwise permitted herein or in the Loan Agreement.  Nothing in this Agreement shall be deemed a consent by Agent or any Lender to any such action, except as such action is expressly permitted hereunder.

(d) Debtor shall, at Debtor’s expense, promptly perform all acts and execute all documents requested at any time by Agent to evidence, perfect, maintain, record or enforce the security interest in and conditional assignment of the Collateral granted hereunder or to otherwise further the provisions of this Agreement.  Debtor hereby authorizes Agent to file one or more financing statements (or similar documents) with respect to the Collateral.  Debtor further authorizes Agent to have this Agreement or any other similar security agreement filed with the United States Copyright Office or any other appropriate federal, state or government office, or corresponding government offices in countries other than the United States of America.

(e) As of the date hereof, Debtor does not have any Copyrights registered, or subject to pending applications, in the United States Copyright Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Exhibit A hereto and has not granted any licenses with respect thereto other than as set forth in Exhibit B hereto.

(f) Debtor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Agent five (5) originals of a Special Power of Attorney in the form of Exhibit C annexed hereto for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Agent’s exercise of the rights and remedies granted to Agent hereunder.

(g) Agent may, in its discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as requested by Agent to preserve, defend, protect, maintain, record or enforce the Obligations, the Collateral, or the security interest and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, attorneys’ fees and legal expenses.  Debtor shall be liable to Agent for any such payment, which payment shall be deemed an advance by Agent to Debtor, shall be payable on demand together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement and shall be part of the Obligations secured hereby.

(h) Debtor shall notify Agent within thirty (30) days of filing any application for the registration of a Copyright with the United States Copyright Office or any similar office or agency in the United States of America, any State thereof, any political subdivision thereof or in any other country.  If, after the date hereof, Debtor shall (i) obtain any registered copyright, or apply for any such registration in the United States Copyright Office or in any similar office or agency in the United States of America, any State thereof, any political subdivision thereof or in any other country, or (ii) become the owner of any copyright registrations or applications for copyright registration used in the United States of America or any State thereof, political subdivision thereof or in any other country, the provisions of Section 1 hereof shall automatically apply thereto.  Upon the request of Agent, Debtor shall promptly execute and deliver to Agent any and all assignments, agreements, instruments, documents and such other papers as may be requested by Agent to evidence the security interest in and conditional assignment of such Copyright in favor of Agent.

(i) Debtor has not abandoned any of the Copyrights and Debtor will not do any act, nor omit to do any act, whereby the Copyrights may become abandoned, invalidated, unenforceable, avoided, or avoidable.  Debtor shall notify Agent immediately if it knows or has reason to know of any reason why any application, registration, or recording with respect to the Copyrights may become abandoned, canceled, invalidated, avoided, or avoidable.

(j) Debtor shall render any assistance, as Agent shall determine is necessary, to Agent in any proceeding before the United States Copyright Office, any federal or state court, or any similar office or agency in the United States of America, any State thereof, any political subdivision thereof or in any other country, to maintain such application and registration of the Copyrights as Debtor’s exclusive property and to protect Agent’s interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

(k) No material infringement or unauthorized use presently is being made of any of the Copyrights that would adversely affect in any material respect the fair market value of the Collateral or the benefits of this Agreement granted to Agent and Lenders, including, without limitation, the validity, priority or perfection of the security interest granted herein or the remedies of Agent hereunder.  There has been no judgment holding any of the Copyrights invalid or unenforceable, in whole or in part, nor is the validity or enforceability of any of the Copyrights presently being questioned in any litigation or proceeding to which Debtor is a party. Debtor shall promptly notify Agent if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any process or product which infringes on any Copyright.  If requested by Agent, Debtor, at Debtor’s expense, shall join with Agent in such action as Agent, in Agent’s discretion, may deem advisable for the protection of Agent’s interest in and to the Copyrights.

(l) Debtor assumes all responsibility and liability arising from the use of the Copyrights and Debtor hereby indemnifies and holds Agent and Lenders harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys’ fees and legal expenses) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Copyright or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof).  The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

(m) Debtor shall promptly pay Agent and Lenders for any and all expenditures made by Agent pursuant to the provisions of this Agreement or for the defense, protection or enforcement of the Obligations, the Collateral, or the security interests and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and attorneys’ fees and legal expenses.  Such expenditures shall be payable on demand, together with interest at the rate then applicable to the Obligations set forth in the Financing Agreements and shall be part of the Obligations secured hereby.

4. Events of Default.  All Obligations shall become immediately due and payable, without notice or demand, at the option of Agent, upon the occurrence of any Event of Default, as such term is defined in the Loan Agreement (each an “Event of Default” hereunder).

5. Rights And Remedies.  At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Agent, any Lenders or any Bank Product Providers, whether provided under this Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Agent shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor except as such notice or consent is expressly provided for hereunder:

(a) Agent may require that neither Debtor nor any affiliate or subsidiary of Debtor make any use of the Copyrights for any purpose whatsoever.  Agent may make use of any Copyrights for the sale of goods, completion of work-in-process or rendering of services or otherwise in connection with enforcing any other security interest granted to Agent by Debtor or any subsidiary or affiliate of Debtor or for such other reason as Agent may determine.

(b) Agent may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Agent shall in its discretion deem appropriate.  Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

(c) Agent may assign, sell or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to Debtor of intended disposition of Collateral is required by law, the giving of five (5) days prior written notice to Debtor of any proposed disposition shall be deemed reasonable notice thereof and Debtor waives any other notice with respect thereto.  Agent shall have the power to buy the Collateral or any part thereof, and Agent shall also have the power to execute assurances and perform all other acts which Agent may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition.  In any such event, Debtor shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to the terms hereof, Agent may at any time execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in Section 3(f) hereof, one or more instruments of assignment of the Copyrights (or any application for registration, registration, or recording relating thereto), in form suitable for filing, recording, or registration.  Debtor agrees to pay Agent on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and attorneys’ fees and legal expenses.  Debtor agrees that Agent and Lenders have no obligation to preserve rights to the Copyrights against any other parties.

(e) Agent may first apply the proceeds actually received from any such license, assignment, sale or other disposition of any of the Collateral to the costs and expenses thereof, including, without limitation, attorneys’ fees and all legal, travel and other expenses which may be incurred by Agent.  Thereafter, Agent may apply any remaining proceeds to such of the Obligations as Agent may in its discretion determine.  Debtor shall remain liable to Agent, any

Lender and any Bank Product Provider for any of the Obligations remaining unpaid after the application of such proceeds, and Debtor shall pay Agent on demand any such unpaid amount, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement.

(f) Debtor shall supply to Agent or to Agent’s designee, Debtor’s knowledge and expertise relating to the manufacture, sale and distribution of the products to which the Copyrights relate.

(g) All of Agent’s rights and remedies, whether provided under this Agreement, the other Financing Agreements, applicable law, or otherwise, shall be cumulative and none is exclusive.  Such rights and remedies may be enforced alternatively, successively, or concurrently.  No failure or delay on the part of Agent, any Lender or any Bank Product Provider in exercising any of its options, power or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

6. Jury Trial Waiver; Other Waivers and Consents; Governing Law.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York, whichever Agent may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

(c) Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon Debtor in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Agent against Debtor for the amount of the claim and other relief requested.

(d) DEBTOR AND AGENT EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR AND AGENT, ANY OF THE LENDERS OR ANY OF THE BANK PRODUCT PROVIDERS IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  DEBTOR AND AGENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR AND AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent and Lenders or Bank Product Providers shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent, any Lender or any Bank Product Provider that the losses were the result of acts or omissions constituting gross negligence or willful misconduct by Agent, any such Lender or any such Bank Product Provider.  In any such litigation, Agent, each Lender and each Bank Product Provider shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.  Debtor: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 6 and elsewhere herein and therein.

7. Miscellaneous.

(a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	Lernco, Inc. New York & Company, Inc. c/o Lerner New York, Inc.

450 West 33rd Street

New York, NY 10001

Attention: Chief Financial Officer

Telephone No.: (212) 884-2110

Telecopy No.: (212) 884-2103

and

Attention: General Counsel

Telephone No.: (212) 884-2122

Telecopy No.: (212) 884-2965

with a copy to:	Kirkland & Ellis LLP Citigroup Center 601 Lexington Avenue New York, NY 10022 Attention: Ashley Gregory Telephone No.: (212) 446-4697 Telecopy No.: (212) 446-6600
If to Agent:	Wells Fargo Bank, National Association, as Agent One Boston Place, 19th Floor Boston, Massachusetts 02108 Attention: Ms. Danielle Baldinelli Telephone No.: (617) 854-7238 Telecopy No.: (877) 353-3045

(b) Notices and other communications to Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent.  Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

(c) Capitalized terms used herein and not defined herein shall have the meanings specified in the Loan Agreement.  All references to the plural herein shall also mean the singular and to the singular shall also mean the plural.  All references to Debtor, Agent, any Lender or any Bank Product Provider pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.  The words “hereof,” “herein,” “hereunder,” “this Agreement” and words of similar import when used in this

Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.  An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7(e) hereof.  All references to the term “Person” or “person” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

(d) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Agent and its successors and assigns.

(e) If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(f) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent.  Neither Agent nor any Lender or Bank Product Provider shall, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their respective rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

(g) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Debtor and Agent have executed this Agreement as of the day and year first above written.

LERNCO, INC.

By:	/s/ Sheamus Toal

Name:	Sheamus Toal

Title:	President

NEW YORK & COMPANY, INC.

By:	/s/ Sheamus Toal

Name:	Sheamus Toal

Title:	Chief Financial Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page for Copyright Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Danielle Baldinelli

Name:	Danielle Baldinelli

Title:	Director

[Signature Page for Copyright Security Agreement]

STATE OF New York	)
) ss.:
COUNTY OF New York	)

On this 23rd day of October 2014, before me personally came Sheamus Toal, to me known, who being duly sworn, did depose and say, that he is the President of Lernco, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

/s/ Eve R. Abarca
Notary Public

STATE OF Massachusetts	)
) ss.:
COUNTY OF Suffolk	)

On this 23rd day of October 2014, before me personally came Danielle Baldinelli, to me known, who, being duly sworn, did depose and say, that he is the Director of Wells Fargo Bank, National Association, the entity described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said entity.

/s/ Michelle Simon Long
Notary Public

[Signature Page for Copyright Security Agreement]

STATE OF New York	)
) ss.:
COUNTY OF New York	)

On this 23rd day of October 2014, before me personally came Sheamus Toal, to me known, who being duly sworn, did depose and say, that he is the Chief Financial Officer of New York & Company, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

/s/ Eva R. Abarca
Notary Public

[Signature Page for Copyright Security Agreement]

EXHIBIT A

TO

COPYRIGHT COLLATERAL ASSIGNMENT

AND SECURITY AGREEMENT

LIST OF COPYRIGHTS

Lernco, Inc.

•                  Copyright registration number VAU000U06749 dated October 3, 2000 for Skyline design.

•                  Copyright registration number VA0001901240 dated January 9, 2014 for Skyline all within a Heart Design

New York & Company, Inc.

•                  Copyright registration number VA0001671205 dated June 12, 2009 for Poodle

A-1

EXHIBIT B

TO

COPYRIGHT COLLATERAL ASSIGNMENT

AND SECURITY AGREEMENT

LIST OF LICENSES

None

B-1